Exhibit 99.1
United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(888,984)
Unrealized Gain (Loss) on Market Value of Futures	1,262,608
Interest Income	692
Total Income (Loss)	$374,316

Expenses
Investment Advisory Fee	$8,010
Brokerage Commissions	1,200
NYMEX License Fee	305
SEC & FINRA Registration Expense	124
Non-interested Directors' Fees and Expenses	62
Prepaid Insurance Expense	12
Other Expenses	54,250
Total Expenses	63,963
Expense Waiver	(52,248)
Net Expenses	$11,715
Net Gain (Loss)	$362,601

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 12/1/09	$16,162,494
Net Gain (Loss)	362,601

Net Asset Value End of Period	$16,525,095
Net Asset Value Per Unit (600,000 Units)	$27.54

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502